Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Introduces Kevin Fisher as

Executive Vice President – Global Business Development

HOUSTON, December 15, 2011 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) announced today that Marc K. “Kevin” Fisher has been named Executive Vice President, Global Business Development.

“Flotek is delighted to have the opportunity to complement our leadership team with someone with the depth and breadth of oilfield technology experience as Kevin Fisher,” said John Chisholm, Chairman and President of Flotek Industries. “I have personally known and worked alongside Kevin for nearly his entire three decade-plus career in the oil patch and can think of no individual more capable to help lead the next chapter of technological innovation and sustainable growth at Flotek. His leadership, innovative thinking and ethic will be an asset for all Flotek stakeholders.”

Most recently, Mr. Fisher served as the General Manager of Halliburton’s Pinnacle division, a premier oilfield completion and consulting business. Prior to Halliburton’s purchase of Pinnacle from Carbo Ceramics, Mr. Fisher served as President and Chief Executive Officer of Pinnacle Technologies and Executive Vice President of Carbo Ceramics. His involvement with Pinnacle dates back to 2000 when, prior to Carbo’s purchase of Pinnacle, he served in a number of roles from Vice President of Business Development to President.

During his tenure at Pinnacle, the Company experienced consistent, annual double-digit revenue and profit growth. Under Mr. Fisher’s leadership the Company grew from an independent private company, was purchased by Carbo Ceramics and, in turn, purchased by Halliburton, creating value for owners at each step of Pinnacle’s evolution.

Prior to joining Pinnacle, Mr. Fisher spent seven years as the director of sales at ProTechnics, where he first worked with Flotek President John Chisholm. Alongside Mr. Chisholm, Mr. Fisher was instrumental in building the sales force and client base for ProTechnics’ radioactive well tracing technologies which was ultimately purchased by Core Laboratories.

Mr. Fisher began his oilfield career in 1979 as a Field Engineer at Halliburton, holding several positions at the integrated oilfield services company through 1993, including Global Marketing Manager. During his first tenure at Halliburton, Mr. Fisher gained invaluable experience in building key Halliburton brands in both domestic and international markets.

Mr. Fisher is a member of the Society of Petroleum Engineers, the American Petroleum Institute and the Society of Petrophysicists and Well Log Analysts. He holds three U.S. patents and is the author of numerous professional monographs. He holds a Bachelor Degree in Natural Sciences from Cameron University and is a graduate of the Harvard Business School Executive Managers Program.

“While Kevin’s credentials are impeccable, his ability to communicate the importance of our technologies to a wide audience will continue Flotek’s transformation to a high-performance, global oilfield technology company,” added Chisholm. “Kevin uniquely understands the importance of introducing innovative technologies at every lifecycle phase of a well and has an exceptional ability to transform that knowledge into acceptance of new products and services by a wide range of exploration and production executives. Moreover, the global reach of his network will provide benefits to Flotek as we continue our quest to reach new markets around the globe.”

Mr. Fisher will be responsible for a variety of responsibilities at Flotek including coordination of the Company’s global sales force, oversight of product development and innovation and a host of growth initiatives directed by Mr. Chisholm.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.